SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Vertical Capital Income Fund

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Vertical Capital Income Fund (VCIF) Adjourns Annual Meeting and Announces Temporary Internal Management

Wednesday, September 11, 2019 – Dallas, Texas

Vertical Capital Income Fund (NYSE: VCIF) announced the adjournment of its Annual Meeting at Gemini Fund Services, 80 Arkay Drive, Suite 110 in Hauppauge, New York 11788. The rescheduled Annual Meeting will be held on September 30, 2019, at 10:00 a.m., Eastern Time, at the same location.

Commencing September 12, 2019, the Fund’s investment portfolio will be internally managed by the Fund’s officers.  The Fund anticipates that on September 30, 2019, shareholders will approve an investment advisory agreement with Oakline Advisors, LLC and Oakline Advisors, LLC will return to its role as investment adviser to the Fund.

Additional Information about the Annual Meeting and Where to Find It

In connection with the Annual Meeting, the Fund has filed on June 21, 2019 with the SEC, and furnished to the Fund’s shareholders on or around June 27, 2019, a Definitive Proxy Statement and WHITE proxy card pertaining to the Annual Meeting.  Shareholders of the Fund are urged to read the Definitive Proxy Statement and other relevant documents that have been or may be filed with the SEC carefully and in their entirety because they contain important information about the Annual Meeting. Shareholders of the Fund may obtain the Definitive Proxy Statement and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov or by directing a request to Stanton P. Eigenbrodt, Secretary, Vertical Capital Income Fund, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788.

Participants in the Solicitation

The Fund’s Trustees, executive officers and Portfolio Manager and certain persons associated with the Fund’s investment adviser and its parent company may be deemed “participants” in the solicitation of proxies from shareholders of the Fund in favor of the approval of the Fund’s investment management agreement and the re-election of Mr. Boulware as a Trustee, to be voted on at the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Fund in connection with the Annual Meeting is set forth in the Definitive Proxy Statement, the Supplement to the Definitive Proxy Statement filed by the Fund with the SEC on August 21, 2019 and the other relevant documents filed by the Fund with the SEC. You can find information about the Fund’s Trustees, executive officers and other parties in the Definitive Proxy Statement and in subsequent reports filed with the SEC.

This release contains forward-looking statements relating to the business and financial outlook of Vertical Capital Income Fund that are based on the Fund’s current expectations, estimates, forecasts and projections and are not guarantees of future performance. There is no assurance that the Fund will achieve its investment objective. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release.

About Vertical Capital Income Fund

Vertical Capital Income Fund is an NYSE listed closed-end fund that primarily invests in residential whole mortgage loans and residential whole loans secured by deeds of trust. The investment objective of the Fund is to seek income.

About Oakline Advisors, LLC

Oakline Advisors, LLC is the adviser to Vertical Capital Income Fund. Founded in 2013, Oakline Advisors, LLC is an SEC-registered investment adviser that specializes in the residential whole loan market. It is a wholly owned subsidiary of

Dallas, TX-based Behringer. Since its inception in 1989, Behringer, together with its affiliates, has raised equity of more than $6 billion and invested into more than $11 billion in assets through public and private fund structures, joint ventures and separately managed accounts. For more information about Oakline and Behringer please visit their respective websites at oaklineadvisors.com and behringerinvestments.com.

CONTACTS:

MEDIA RELATIONS: Jason Mattox, Chief Operating Officer, Oakline

info@vertical-incomefund.com

469-341-2300